Exhibit 10.36

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

SUPPLY RIGHTS AGREEMENT

THIS SUPPLY RIGHTS AGREEMENT (this “Agreement”) is made as of the 27th day of January 2010 by and between Enerkem Inc., a Canadian corporation (the “Company”), and Waste Management National Services, Inc., a Delaware corporation (“WM”).  The Company and WM are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, as a condition to and simultaneous with the Parties’ execution and delivery of this Agreement, the Company and WM Organic Growth, Inc. (“WMOG”), an Affiliate (as defined in Section 1.3 below) of WM, are entering into that certain Subscription Agreement dated as of the date hereof (the “Subscription Agreement”);

WHEREAS, WM, through its Affiliates, is in the business of collecting, sorting and transporting solid waste, including organic waste, and the Company expects to require a stable and regular supply of Feedstock Waste (as defined in Section 1.1(a) below) at certain waste conversion facilities located in North America which the Company or an Affiliate develops, owns and operates that are capable of using and processing Feedstock Waste; and

WHEREAS, as a condition to the Parties’ (or its Affiliate’s) execution and closing under the Subscription Agreement, the Parties desire to simultaneously enter into this Agreement to establish the rights and obligations of WM and the Company regarding the supply and purchase of the Feedstock Waste to be processed at the Facilities (as defined in Section 1.1(a) below).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Rights to Supply Feedstock Waste.

1.1                     Right of First Offer.

(a)                                  As used herein “Enerkem Technology” collectively means such gasification, syngas conditioning and syngas conversion technologies developed, owned and/or licensed by the Company for the purpose of converting various feedstock, including Feedstock Waste, into synthetic gas, electrical power, methanol, ethanol, gasoline and various other chemicals. As used herein, “Feedstock Waste” means all forms of biogenic and non-biogenic organic waste collected as garbage, trash, waste or recyclables that can be used as feedstock for a Facility, which may include reasonable levels of inerts, provided that inerts may not exceed [ * ] in the aggregate of the composition of the Feedstock Waste.  For the avoidance of doubt, “non-biogenic organic waste” includes plastics, but does not include glass or metal.  As used herein, “Facility”, or collectively referred to herein as “Facilities” where applicable, means a facility owned, operated or controlled by the Company or an Affiliate that implements the Enerkem Technology within the Territory, excluding such facilities located in Westbury, QC (Canada),

Edmonton, AB (Canada) and Pontotoc, MS (USA). As used herein, “Territory” collectively means Canada and the United States of America.

(b)                                 WM shall have the [ * ] right of first offer to supply each Facility with such quantities of Feedstock Waste as are necessary to satisfy [ * ] of the then unfulfilled Feedstock Waste requirements at each Facility, including any pilot production Facility.  After the date hereof, upon a determination that Feedstock Waste (or additional quantities of Feedstock Waste) will be required at a Facility, the Company shall deliver to WM a written notice (the “First Offer Notice”) stating, among other things, the amount of anticipated requirements of Feedstock Waste for a specified period of time at such Facility and the specifications on such Feedstock Waste required for such Facility based on the pretreatment process to be deployed or adopted at such Facility (the “Feedstock Requirements”), plus any additional commercial, financial or other terms as the Company deems appropriate.  Upon receipt of the First Offer Notice, WM shall have the right within forty-five (45) days following receipt of the First Offer Notice to make a written offer (the “First Offer”) to supply all or a portion of the Feedstock Waste to satisfy the Feedstock Requirements for the applicable Facility, which First Offer shall set forth the terms and conditions whereby WM is willing to provide the Feedstock Waste including: (a) the quantity of Feedstock Waste WM is willing and able to supply for a certain period of time; (b) the price per ton of Feedstock Waste, including, if requested in the First Offer Notice, delivery costs to the Facility (c) expected characterization, including moisture, inert content, and particle size; (d) expected seasonal profile of supply; and (e) such other terms as may be addressed in the First Offer Notice. Notwithstanding the preceding, WM hereby agrees to notify the Company within fifteen (15) days or less should WM determine in good faith not being in a position to make a First Offer to the Company in response to a First Offer Notice due to the absence of suitable sources of Feedstock Waste at sufficient proximity to the relevant Facility. Following delivery of the First Offer, the Parties will have sixty (60) days (the “First Offer Period”) during which the Parties may further attempt to determine commercially reasonable terms and conditions for the supply of the Feedstock Waste for the Facility by WM.  If the Company accepts the First Offer, then the Parties shall proceed with the execution and delivery of a supply agreement in substantial accordance with Section 2.

1.2                     Third Party Suppliers; Defaults and Shortfall.

(a)                                  In the event that (i) WM fails to make a First Offer within forty-five (45) days of its receipt of the First Offer Notice, (ii) the Company rejects the First Offer, (iii) the First Offer Period expires without the Company’s acceptance as set forth in Section 1.1(b), or (iv) WM’s First Offer does not meet the Feedstock Requirements, the Company shall be entitled to enter into agreements (“Third Party Supply Agreements”) with third parties (“Third Party Suppliers”) for supply of the amounts of Feedstock Waste to satisfy the Feedstock Requirements as set forth in the First Offer Notice.  Subject to the preceding, in no event will the Company enter into an agreement with a third party for the supply of Feedstock Waste unless such supply is for Feedstock Waste that was subject to a First Offer Notice and supplied on terms more favorable (not only taking into consideration price but other commercial terms and conditions and overall project conditions and specifics also) than those set forth in the First Offer.

(b)                                 In the event that a Third Party Supplier defaults under a Third Party Supply Agreement such that the Facility requires a supply of Feedstock Waste from additional suppliers (“Feedstock Waste Shortfall”), the Company shall promptly send to WM

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notice of such default (“Notice of Third Party Default”), which shall include a copy of the Third Party Supply Agreement and a summary of the terms and conditions of the Third Party Supply Agreement (which summary shall include no less than the same information which is required to be in a First Offer Notice).  WM shall have the right within thirty (30) days of receipt of such Notice of Third Party Default to (i) enter into a supply agreement with the Company to supply the Feedstock Waste Shortfall on substantially the same terms and conditions of such Third Party Supply Agreement, or (ii) submit an offer to the Company setting forth the terms and conditions whereby WM is willing to supply the Feedstock Waste Shortfall to the Facility.  The Company shall not be permitted to enter into any agreement with third parties for the supply of Feedstock Waste Shortfall until after the expiration of the 30-day period following WM’s receipt of the Notice of Third Party Default.  If the Company accepts WM’s offer, then the Company and WM shall proceed with the execution and delivery of a supply agreement in substantial accordance with Section 2.

(c)                                  The Company’s obligations to disclose the terms of a Third Party Supply Agreement to WM shall be subject to any confidentiality obligations of the Company with respect to such Third Party Supply Agreement, provided that the Company shall use commercially reasonable efforts to ensure that such Third Party Supply Agreement terms may be provided to alternate suppliers in the event that the Third Party Supplier defaults on its obligations under the Third Party Supply Agreement.

(d)                                 The Company shall cause each of its Affiliates owning and operating a Facility to be bound by the same obligations as set forth in this Section 1.

1.3                                 Affiliates.

(a)                                  WM shall be permitted to cause any of its Affiliates (as defined below) to supply Feedstock Waste or perform other obligations of WM in satisfaction of its obligations under this Agreement without the prior consent of the Company.

(b)                                 For purposes of this Agreement, the “Company” shall be deemed to include any Affiliate (as defined below) of the Company, and any subcontractor of the Company or its Affiliates, which purchases Feedstock Waste for or on behalf of the Company.

(b)                                 The term “Affiliate” means, with respect to a specified person or entity, any corporation, company, partnership, joint venture and/or firm which directly or indirectly, controls, is controlled by, or is under common control with such specified person or entity.  For the purposes of this definition, the terms “controlling, controlled by, or under common control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person or entity.

1.4                                 Term and Termination.

(a)                                  This Agreement shall commence on the date hereof and terminate [ * ] following the later of (i) [ * ] after the date hereof or (ii) the date of first commercial sale

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

from the Company’s first full commercial-size (ie — approximately 10 million gallon annual capacity) Facility, such as the Edmonton, AB Facility.  For purposes of this Section 1.4, “commercial sale” is the sale of alcohols, power, heat, liquid hydrocarbons, acetates and/or any other chemicals or products by the Facility to a third-party, and does not include the production of alcohols, power, heat, liquid hydrocarbons, acetates and/or any other chemicals or products on a research and development, pilot, or test basis, and not for commercial use. For greater clarity, the Company’s commercial demonstration facility located in Westbury, QC Canada and having an annual capacity of appox. 1.5 million gallons per year does not constitute a full commercial-size facility.

(b)                                 This Agreement may be terminated by any Party by written notice following the occurrence of a Change of Control. For the purpose of this subsection, the phrase “Change of Control” means, (i) any acquisition of the Company by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Company immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding shares of the Company are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Company is a party in which in excess 50% of voting power in the Corporation is transferred; (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of the outstanding shares of the Corporation in which the shareholders immediately prior to such event do not hold a majority of the outstanding shares of the Corporation immediately after such event.

2.                                       Supply Agreement.  If WM shall be the supplier of Feedstock Waste to a Facility pursuant to this Agreement, the Parties shall enter into a supply agreement setting forth the terms and conditions regarding the supply and purchase of the Feedstock Waste to said Facility (the “Supply Agreement”), which Supply Agreement shall be substantially in the form attached hereto as Exhibit A.

3.                                       The Company’s Representations and Warranties.  The Company represents and warrants to WM as follows:

a.                                       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all requisite power and authority to carry on its business as presently conducted or proposed to be conducted.

b.                                      This Agreement has been duly and validly executed and delivered by the Company; and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

4.                                       WM’s Representations and Warranties.  WM represents and warrants to the Company as follows:

a.                                       WM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted or proposed to be conducted.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

b.                                      This Agreement has been duly and validly executed and delivered by WM; and this Agreement constitutes a legal, valid and binding obligation of WM, enforceable in accordance with its terms.

5.                                       Confidentiality.  The Parties agree that all proprietary and other confidential information disclosed by either Party to the other in connection with this Agreement, if any, shall be held in strict confidence by the receiving Party and shall not be disclosed by such Party to any third party, except (a) as may be required by court order, laws or regulations or any governmental authority, (b) to such Party’s employees, auditors, consultants, banks, financial advisors and legal advisors, (c) information that becomes publicly available through no breach of this Agreement, and (d) information which becomes available on a non-confidential basis from a third party.

6.                                       Independent Contractor.  Nothing contained herein shall be deemed or construed to create any partnership or joint venture between the Company and WM.  All activities by one Party under the terms of this Agreement shall be carried on by such Party as an independent contractor and not as an agent for or employee of the other Party.  Under no circumstances shall any employee of one Party who is performing services under this Agreement be deemed or construed to be an employee of the other Party.

7.                                       Assignment.  This Agreement may not be transferred, assigned or otherwise vested in any other company, entity, or person without the prior written approval of the other Party which approval shall not be unreasonably withheld; provided, however, that WM may assign this Agreement to any of its Affiliates without the prior approval of the Company.

8.                                       Successors and Assigns.  This Agreement shall be binding upon the Parties and shall inure to the benefit of the Parties and their Affiliates, and each of their respective successors and permitted assigns.

9.                                       Entire Agreement.  This Agreement, together with the Subscription Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior communications, representations or agreements, whether written or oral, to the extent such terms are different from or inconsistent with the terms of this Agreement.

10.                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.                                 Governing Law, Venue.  This Agreement shall be subject to the laws of the State of New York, excluding any choice of law rules that would direct application of the law of any other jurisdiction.  Any final judgment entered against a party in any proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  The Parties (a) hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States federal courts located within the State of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement and (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim (i) that it is not subject personally to the jurisdiction of the above-named courts, (ii) that its property is

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

exempt or immune from attachment or execution, (iii) that the suit, action, or proceeding is brought in an inconvenient forum, (iv) that the venue of the suit, action, or proceeding is improper, or (v) that this Agreement or the subject matter hereof may not be enforced in or by such court.

12.                                 No Third Party Beneficiaries.  This Agreement shall not create any rights in favor of any party other than the Company and WM and their respective Affiliates.

13.                                 Notices.  Any notice, request, consent or other communication hereunder must be in writing, addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and (i) hand delivered, (ii) sent by nationally recognized overnight delivery service, or (iii) sent by fax with a copy sent on the same day in accordance with clause (ii).

If to WM:

Waste Management National Services, Inc.

c/o WM Organic Growth, Inc.

1001 Fannin St.

Suite 4000

Houston, TX 77002

Telephone: (713) 394-2181

Facsimile:  (866) 404-9532

Attention:  Vice President/Director of Business Development

With a copy to General Counsel at the same address and at the following facsimile number:  (713) 209-9710

And with a copy to:

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, MO 64106

Telephone:  (816) 842-8600

Facsimile:  (816) 691-3495

Attention:  Robert Hunter

Jack Bowling

If to the Company:

Enerkem Inc.

615 Rene-Levesque Blvd West

Suite 820

Montreal, QC

Canada H3B 1P5

Telephone: (514) 875-0284

Facsimile: (514) 875-0835

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

Attention:                                         Vice President, Legal & General Counsel

All notices, requests, consents or other communications hereunder that are sent by nationally recognized overnight delivery service will be deemed to be given on the first business day following the business day on which they are sent.  All notices, requests, consents or other communications hereunder that are hand delivered will be deemed to be given upon delivery.  All notices, requests, consents or other communications hereunder that are given by fax will be deemed to be given upon receipt if by 5:00 p.m. recipient’s time; receipts after such time will be deemed to have occurred on the following business day.

14.                                 Amendments.  Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and WM.  Any amendment or modification effected in accordance with this Section 14 shall be binding upon the Company and WM.  Any amendment, waiver or modification not effected in accordance with this Section 14 shall be null and void.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Party’s part of any breach, default or noncompliance under the Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any Party, shall be cumulative and not alternative.

15.                                 Severability.  If any provision of this Agreement, or any portion thereof, is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such provision, or portion thereof, shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect. No provision of this Agreement will be deemed to oblige any Party to contravene any applicable statute, regulation, ordinance, order or rule.

16.                                 Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

17.                                 Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all reasonable fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

18.                                 Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

19.                                 Audit Rights.  The Company will keep true and accurate records in connection with this Agreement, including without limitation, the Notices of First Offer, the First Offers,

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and any invoices for Feedstock Waste purchased, whether from WM or a third party, and all information regarding compliance with Section 1 for at least one (1) year following the period in which such payments were made.  WM’s independent auditors, at WM’s expense, will be given access to the Company’s relevant records, which will be made available by the Company at its principal business address upon fourteen (14) days written notice by WM, during reasonable business hours for the purpose of auditing them and verifying that the Company complied with the requirements of Section 1 in awarding any supply contract to a third-party.  WM may only conduct one (1) audit hereunder per year.  In the event that it is determined that the Company failed to materially comply with Section 1 with respect to the awarding of a supply contract to a third party, the Company and WM shall determine, in good faith, the loss suffered by WM were WM awarded such supply contract pursuant to the terms of the applicable First Offer, and such amounts shall be paid to WM by the Company within thirty (30) days following such determination.

20.                                 Limitation of Liability.  The Parties acknowledge that neither Party will be liable to the other Party under this Agreement or any Supply Agreement for consequential, incidental, punitive, exemplary or indirect damages, lost profits or revenues (except as part of direct damages) or other indirect damages claimed in contract, equity, strict liability or indemnity, by statute of otherwise.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ENERKEM INC.

By:	/s/ Vincent Chornet
Name:	Vincent Chornet
Title:	President & CEO
Date:	January 27, 2010

WASTE MANAGEMENT NATIONAL SERVICES, INC.

By:	/s/ Don Carpenter
Name:	Don Carpenter
Title:	President
Date:	January 21, 2010

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

EXHIBIT A

FORM OF SUPPLY AGREEMENT

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WASTE SUPPLY AGREEMENT

This WASTE SUPPLY AGREEMENT (“Agreement”) is made and entered into as of the latest day set forth on the signature page hereto, by and between                                 , a                             corporation  (“Owner”) and                                                (“Supplier”).  Owner and Supplier may be referred to herein collectively as the “Parties” and individually as a “Party.”  [Supplier will be a specific WM entity]

RECITALS

A.                                   Owner owns and operates a                                Facility located in                                County, State of                          on property located at                                             (the “Facility”).

B.                                     Supplier is in the business of collection, transportation and disposal of municipal solid waste in the vicinity of the Facility.

C.                                     Supplier and Owner desire to enter into this Agreement to provide for the supply of Waste to Owner’s Facility.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

1.                                       DEFINITIONS.  As used in this Agreement, the following terms shall have the following meanings:

1.1                                 “Excluded Material” shall mean waste that: (a) is prohibited from receipt at the Facility by state, federal or local law, regulation, rule, code, ordinance, order, license, permit or permit condition; (b) is or contains Hazardous Waste as defined below; or (c) is inorganic waste.

1.2                                 “Hazardous Waste” shall mean waste that is required to be accompanied by a written manifest or shipping document describing the waste as “hazardous waste” or “dangerous waste,” pursuant to any state or federal law and waste containing any substance or material defined, regulated or listed (directly or by reference) as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic waste,” pollutants or “toxic substances” or similarly identified as hazardous to human health or the environment, in or pursuant to federal, state or local laws.

1.7                                 “Uncontrollable Circumstances” shall mean Acts of God including landslides, lightning, storms, floods, freezing, and earthquakes; forest fires; civil disturbances; strikes; lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; public riots; breakage; explosions; accident to machinery, pipelines or materials; power failure;

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governmental restraint; damage to or destruction of the Facility as a result of events such as those described herein; or other causes, whether of the kind enumerated or otherwise, which are not reasonably within the control of the Party whose ability to perform under this Agreement is impaired or prevented by the Uncontrollable Circumstances event.

1.8                                 “Waste” shall mean                                                                      , but excludes Excluded Material.

2.                                       SUPPLY OF WASTE.  Beginning on the Effective Date, and throughout the term of this Agreement, Supplier or its agents or subcontractors shall collect, load, transfer, transport and deliver to, and Owner shall accept for disposal at the Facility                                  tons [per day/month] of Waste.

3.                                       SHIPPING.

3.1                                 All shipments will be weighed as a truckload, railcar, or barge unit and will be accompanied by a certified weight ticket.  The Parties will agree upon a standard procedure for tare weight calculation.

3.2                                 Supplier will promptly advise Owner of any delay or anticipated delay in delivery or performance.

3.3                                 [Additional shipping terms, including method of transport, to be determined on a contract by contract basis].

4.                                       PAYMENT AND PAYMENT TERMS.

4.1                                 Payment for the Waste.  Payment terms will be determined on a contract by contract basis, however, payment will generally be due within thirty (30) days after delivery and will be based on the weight reflected on the certified weight ticket as described in Section 3.1.

4.2                                 Manner of Payment.  All payments made pursuant to this Agreement will be made by electronic funds transfer or by wire transfer to such account as specified in writing by the receiving Party.

4.3                                 Amounts owed under this Agreement will bear interest at 12% per annum compounded monthly, commencing on the expiration of the period set forth in Section 4.1 and continuing to accrue until payment in full is received.

5.                                       EXCLUDED MATERIAL; INSPECTION, REJECTION.  Owner shall have the right to inspect, analyze or test any Waste delivered by the Supplier.  Owner shall have the right to reject, refuse or revoke acceptance of any Waste if, in the opinion of Owner, the Waste or tender of delivery fails to conform to, or the Supplier fails to comply with, the terms of this Agreement, including the delivery of Waste meeting the definition of Waste hereunder.

6.                                       COMPLIANCE WITH LAWS. The Supplier and Owner shall fully comply with all federal, state and local statutes, regulations, permits, approvals and restrictions, any legal

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entitlement and any other rule, regulation, requirement, guideline, permit, action, determination or order of any governmental body having jurisdiction, that is/are applicable to the collection, handling, transport, processing, storage or disposal of Waste, including any of the foregoing which concern health, safety, fire, environmental protection, labor relations, building codes, non-discrimination and the payment of minimum wages.

7.                                       TERM OF AGREEMENT.  The initial term of this Agreement shall be                      [years], commencing on the Effective Date and ending on the day that is                        [years] later.  Unless sooner terminated pursuant to this Agreement, the term of this Agreement shall be automatically renewed for successive terms of one year each, unless either Party gives notice otherwise to the other Party (in accordance with Section 14) at least sixty (60) days, but not more than one hundred eighty (180) days, prior to the termination of the then-existing term.  If the Facility is to be project financed, then this Agreement shall not be effective until the Owner receives and consummates such project financing.

8.                                       LIMITED LICENSE TO ENTER.  Supplier and its subcontractors shall have a limited license to enter the Facility for the sole purpose of off-loading Waste at an area designated, and in the manner directed, by Owner.  The Supplier shall, and shall ensure that its subcontractors, comply with all rules and regulations of the Facility, including those relating to the use and operation of the Facility and conduct of persons on the premises of the Facility, as the same may be amended by Owner from time to time, and provide waivers of liability as visitors may be required by the Owner.  Owner may deny the Supplier or its subcontractors entry to the Facility in the event of the Supplier’s or its subcontractors’ failure to follow such rules and regulations.

9.                                       UNCONTROLLABLE CIRCUMSTANCES. Provided that the requirements of this Section are met, neither Party shall be considered in default in the performance of its obligations under this Agreement (not including the obligation to make payments) to the extent that such performance is prevented or impaired by the occurrence of Uncontrollable Circumstances.  If, as a result of an event of Uncontrollable Circumstances, either Party is wholly or partially unable to meet its obligations under this Agreement, then it shall give the other Party prompt written notice of such event, describing it in reasonable detail.  The obligations under this Agreement of the affected Party shall be suspended, other than for payment of monies due for Waste delivered and accepted, but only with respect to the particular component of obligations affected by the event and only for the period during which the event of Uncontrollable Circumstances exists.

10.                                 TERMINATION; DEFAULT.  Either Party shall have the right to terminate this Agreement upon giving the other Party written notice if the other Party (i) fails to make any payment required hereunder within ten (10) days after receiving notice of nonpayment from the non-defaulting Party, or (ii) breaches any of its representations and warranties set forth in this Agreement, or (iii) fails to comply with any federal, state or local laws, rules, orders or ordinances, or regulations that pertain to the collection, handling, storage, transportation, processing and/or disposal of Waste and Excluded Materials, or (iv) defaults in the performance of any other material obligation of the defaulting Party under this Agreement and fails to cure such default within thirty (30) days after receiving written notice thereof from the non-defaulting Party, provided, that, with regard to defaults identified in clauses (iii) or (iv) above, in the event

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

the defaulting Party shows cause why it should be entitled to reasonable additional time to cure the default, the non-defaulting Party shall allow such additional time.  In addition, Owner shall have the right to terminate this Agreement upon ninety (90) days’ written notice to Supplier if the laws, regulations or orders of any governmental body having jurisdiction over Owner prohibit Owner from operating the Facility as contemplated in this Agreement

11.                                 INSURANCE.  Owner and Supplier each warrants that it shall, and shall ensure that its subcontractors, secure and maintain in full force and effect throughout the term of this Agreement insurance coverage for commercial general liability (bodily injury and property damage), automobile liability and workers’ compensation insurance with limits that are required by appropriate regulatory agencies or the following limits, whichever are greater: commercial general liability, [ * ] combined single limit per occurrence and aggregate; automobile liability,   [ * ] combined single limit per occurrence and aggregate; workers’ compensation, statutory limit; and pollution legal liability, [ * ] per occurrence, [ * ].

12.                                 INDEMNITY.

12.1                           Indemnity. Each Party (“Indemnitor”) shall defend, indemnify and hold harmless the other Party and its employees, officers, agents and subcontractors (collectively, “Indemnitees”), from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, judgments and costs and expenses incidental thereto, including reasonable attorneys’ fees (collectively, “Damages”), which any or all of the Indemnitees may hereafter suffer, incur, be responsible for or pay out as a result of personal injuries, property damage, or contamination of or adverse effects on the environment, to the extent directly or indirectly caused by, or arising from or in connection with the breach of any representations and warranties of the Indemnitor set forth above, or any negligent actions or omissions of Indemnitor, its employees, officers, owners, directors, agents or subcontractors, in the performance of this Agreement.  Such indemnity shall be limited to [ * ] to the extent they arise as a result of any [ * ] or [ * ] of any of the [ * ].  Notwithstanding any other provision in this Agreement to the contrary, Indemnitor’s obligations under this Section 12.1 shall be limited to the extent of [ * ] in connection with the Damages.

12.2                           Notice, Defense.  In the event of any suit against any Indemnitee under this Section 12, the Indemnitor shall appear and defend such suit provided that the Indemnitor is notified in a timely manner of the suit.  The Indemnitee shall have the right to approve counsel chosen by the Indemnitor to litigate such suit, which approval shall not be unreasonably withheld.  In the event a dispute exists over whether a Party is entitled to indemnification, each Party shall defend itself until the dispute is resolved.  Upon resolution of the indemnification dispute, the prevailing Party shall be entitled to indemnification for its defense costs incurred prior to resolution.

12.3                           Insurance.  The indemnification obligation hereunder shall arise only in excess of any available and collectible insurance proceeds and the Party indemnifying the other Party shall be liable hereunder to pay only its share of the amount of Damages, if any, that exceeds the total amount that all insurance has paid for the Damages, plus the total amount of all deductible and self-insured expenses paid under all insurance policies.

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12.4                           Exclusion of Certain Damages.  Neither Party will be liable to the other Party for consequential, incidental, punitive, exemplary or indirect damages, lost profits or revenues (except as part of direct damages) or other indirect damages claimed in contract, equity, strict liability or indemnity, by statute of otherwise.

13.                                 BINDING EFFECT, ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns provided that the rights, obligations and duties of each Party as specified in this Agreement may not be transferred, assigned or otherwise vested in any other company, entity, or person without the prior written approval of the other Party which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, Supplier may assign or transfer its rights and obligations hereunder to an affiliate of Supplier or a subsidiary of Supplier’s parent company without seeking or obtaining the approval of the Owner.

14.                                 NOTICES.  All notices required under this Agreement shall be personally delivered or mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight carrier, or confirmed facsimile to the Parties’ addresses on the signature page hereto, or to such other address as either Party shall specify by written notice so given.  Any notice sent by mail in the manner set forth above shall be deemed given and received three (3) business days after the date deposited in the United States mail.  Any notice or communication given by personal delivery or sent by overnight carrier or confirmed facsimile in the manner set forth above shall be deemed given upon receipt.

15.                                 INDEPENDENT CONTRACTOR.  Each Party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations.  Neither Party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other Party.

16.                                 NON-WAIVER.  The failure of either Party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

17.                                 ENTIRE AGREEMENT; AMENDMENT.  This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the Parties hereto with respect to such subject matter.  This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both Parties hereto.

18.                                 SEVERABILITY.  If any provision of this Agreement is declared invalid or unenforceable, then such provision shall be deemed to be severed from this Agreement and shall not affect the remainder hereof, which shall remain in full force and effect; however, the Parties shall amend this Agreement to give effect, to the maximum extent allowed by law, to the intent and meaning of the severed provision.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

19.                                 GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of                     regardless of any conflict of law provisions.

EXECUTED AND EFFECTIVE as of the latest date set forth below.

OWNER	SUPPLIER

By:	By:
Its:	Its:

Date:	Date:

Address for Notice:	Address for Notice:

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